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                                                                  EXHIBIT 23.1

                       [McManus & Co., P.C. Letterhead]

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion of our report dated November 26, 2000, on our audit of the financial statements of Eagle Wireless International, Inc. as of August 31, 2000 and 1999, included in the company's amended Annual Report on Form 10-KSB/A.


/s/ MCMANUS & CO., P.C.
McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey